Exhibit 10.1.1

JOINDER AND AMENDMENT NO. 1 TO LOAN DOCUMENTS

SYPRIS SOLUTIONS, INC. (“Holdings”), SYPRIS TECHNOLOGIES, INC. (“Technologies”), SYPRIS ELECTRONICS, LLC (“Electronics”), SYPRIS DATA SYSTEMS, INC. (“Data Systems”), SYPRIS TECHNOLOGIES MARION, LLC (“Marion”), SYPRIS TECHNOLOGIES KENTON, INC. (“Kenton”), SYPRIS TECHNOLOGIES MEXICAN HOLDINGS, LLC (“Mexican Holdings”), SYPRIS TECHNOLOGIES NORTHERN, INC. (“Northern”), SYPRIS TECHNOLOGIES SOUTHERN, INC. (“Southern”), and SYPRIS TECHNOLOGIES INTERNATIONAL, INC. (“International”) (each a “Borrower”, and collectively the “Borrowers”) and PNC BANK, NATIONAL ASSOCIATION, as Agent (PNC, in such capacity, “Agent”) and Lender, agree as follows effective as of February 10, 2015 (the “Effective Date”):

1.	Recitals.

1.1

As of May 12, 2011, certain of Borrowers, and PNC as Lender and Agent, entered into a Revolving Credit and Security Agreement (as amended, extended, modified, or restated, the “Loan Agreement”). Capitalized terms used herein and not otherwise defined will have the meanings given such terms in the Loan Agreement as amended. The Loan Agreement, the Other Documents, and all related loan and/or security documents related thereto are referred to herein as the “Loan Documents”.

1.2

Technologies has formed each of Northern, Southern, and International as wholly-owned Subsidiaries (together, the “New Subsidiaries”). Accordingly, the New Subsidiaries are hereby joining the Loan Documents as Borrowers pursuant to Section 7.12(a) of the Loan Agreement. In addition, Borrowers, and PNC as Lender and Agent, have agreed to amend the Loan Documents on the terms and subject to the conditions set forth herein.

2.	Joinder.

2.1

As of the Effective Date, each of the New Subsidiaries assumes all the obligations of a “Borrower” under the Loan Agreement and Notes, and agrees that it is a Borrower and bound as a Borrower under the terms of the Loan Agreement and Notes, as if it had been an original signatory to the Loan Agreement and Notes. Each of the New Subsidiaries shall be jointly and severally liable for the Obligations with each of the other Borrowers. All references in the other Loan Documents to a “Borrower”, “Grantor”, “Debtor”, “Loan Party”, “Obligor” or similar terms will include each of the New Subsidiaries, and each of them is hereby made a party to each of such Loan Documents as if it had been an original signatory to the Loan Documents.

2.2

Each of the New Subsidiaries hereby assigns, pledges and grants to the Agent a security interest in all of its right, title and interest in and to the Collateral to secure the Obligations. Each of the New Subsidiaries acknowledges that Agent is authorized to file such UCC Financing Statements with respect to the Collateral as it shall determine are necessary or advisable.

2.3	The address for notices to each of the New Subsidiaries under the Loan Agreement shall be the address of the Borrowers set forth in Section 16.6 of the Loan Agreement.

3.	Amendment.

3.1	Section 1.2 of the Loan Agreement is hereby amended to add the following defined terms in alphabetical order:

“Amendment No. 1” shall mean Joinder and Amendment No. 1 to Loan Documents among Borrowers, and PNC as Lender and Agent, effective as of February 10, 2015.

“Covered Entity” shall mean (a) each Borrower, each Borrower’s Subsidiaries, all Guarantors, and all pledgors of Collateral, and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.

“Excluded Taxes” shall mean, with respect to the Agent, any Lender, Participant, Issuer or any other recipient of any payment to be made by or on account of any Obligations, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, Participant, or Issuer, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which a Borrower is located, (c) in the case of a Foreign Lender, any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new lending office), or is attributable to such Foreign Lender’s failure or inability (other than as a result of a change in Applicable Law) to comply with Section 3.10(e), except to the extent that such Foreign Lender or Participant (or its assignor or seller of a participation, if any) was entitled, at the time of designation of a new lending office (or assignment or sale of a participation), to receive additional amounts from a Borrower with respect to such withholding tax pursuant to Section 3.10(a), and (d) any Taxes imposed on any “withholding payment” payable to such recipient as a result of the failure of such recipient to satisfy the requirements set forth in the FATCA after December 31, 2012. The Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of Applicable Law) and all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of law), in each case pursuant to Basel III, shall in each case be deemed to be a change in Applicable Law regardless of the date enacted, adopted, issued, promulgated or implemented.

“Foreign Lender” shall mean any Lender that is organized under the laws of a jurisdiction other than that in which a Borrower is resident for tax purposes. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Indemnified Taxes” shall mean Taxes, other than Excluded Taxes.

“Other Taxes” shall mean all present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made hereunder or under any Other Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any Other Document.

“Reportable Compliance Event” shall mean that any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations is in actual or probable violation of any Anti-Terrorism Law.

“Sanctioned Country” shall mean a country subject to a sanctions program maintained under any Anti-Terrorism Law.

“Sanctioned Person” shall mean any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Law.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Body, including any interest, additions to tax or penalties applicable thereto.

3.2	The defined term “Anti-Terrorism Laws” set forth in Section 1.2 of the Loan Agreement is hereby deleted and replaced with the following:

“Anti-Terrorism Law(s)” shall mean any Applicable Law relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery, and any regulation, order, or directive promulgated, issued or enforced pursuant to such Applicable Law, all as amended, supplemented or replaced from time to time.

3.3

The second (2nd) sentence of each of the defined terms “Eligible Finished Goods Inventory”, “Eligible Work-In-Process Inventory”, “Eligible Raw Material Inventory”, and “Eligible Receivables” is hereby deleted.

3.4	Subsection (l) of the defined term “Eligible Receivables” set forth in Section 1.2 of the Loan Agreement is hereby deleted and replaced with the following:

(l)     such Receivable is subject to any offset, deduction, defense, dispute, or counterclaim, the Customer is also a creditor or supplier of a Borrower or the Receivable is contingent in any respect or for any reason, but only to the extent of any such offset, deduction, defense, or other dispute; provided however, that, unless and until Agent elects to deem Receivables due from Dana or its Affiliates to be ineligible (which election Agent may make in its sole discretion at any time), such Receivables shall not be subject to exclusion based on the existence of a supplier relationship with Dana;

3.5	The defined term “Eurodollar Rate Loan” set forth in Section 1.2 of the Loan Agreement is hereby deleted and replaced with the following:

“Eurodollar Rate Loan” shall mean an Advance at any time that bears interest based on the Eurodollar Rate. Upon and after the effective date of Amendment No. 1, notwithstanding anything to the contrary herein, (i) Lenders shall not make any Advance as a Eurodollar Rate Loan, (ii) no Advance may be converted to or continued as a Eurodollar Rate Loan, and (iii) each outstanding Eurodollar Rate Loan shall be converted to a Domestic Rate Loan on the effective date of Amendment No. 1.

3.6	The defined term “FATCA” set forth in Section 1.2 of the Loan Agreement is hereby deleted and replaced with the following:

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

3.7	The defined term “Eurodollar Rate” set forth in Section 1.2 of the Loan Agreement is hereby amended to add the following after the last sentence thereof:

Notwithstanding the foregoing, if the Eurodollar Rate determined as provided above would be less than zero, the Eurodollar Rate shall be deemed to be zero for purposes of this Agreement.

3.8	The defined term “Maximum Revolving Advance Amount” set forth in Section 1.2 of the Loan Agreement is hereby deleted and replaced with the following:

“Maximum Revolving Advance Amount” shall mean $25,000,000.

3.9	The defined term “Obligations” set forth in Section 1.2 of the Loan Agreement is hereby deleted and replaced with the following:

“Obligations” shall mean and include all of the following owing by any Borrower to Lenders or Agent or to any other direct or indirect subsidiary or affiliate of Agent or any Lender, whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, liquidated or unliquidated, regardless of how they arise or by what agreement or instrument, if any, they may be evidenced: (a) any and all Indebtedness, loans, Advances, debts, liabilities, guaranties, obligations (including all reimbursement obligations and cash collateralization obligations with respect to Letters of Credit), covenants and duties, of any kind or nature, present or future (including any interest or other amounts accruing thereon, any fees accruing under or in connection therewith, any costs and expenses of any Person payable by any Borrower and any indemnification obligations payable by any Borrower arising or payable after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to any Borrower, whether or not a claim for post-filing or post-petition interest, fees or other amounts is allowable or allowed in such proceeding), (b) any and all Indebtedness, liabilities, debts or advances arising out of (i) overdrafts, deposit or other accounts, or electronic funds transfers (whether through automated clearing houses or otherwise), (ii) Agent’s or any Lender’s non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository transfer check or other similar arrangements, and (iii) credit cards, credit card processing services, debit cards and stored value cards, commercial or purchasing cards, cash management and treasury management services and products, controlled disbursement accounts or services, lockboxes, and (c) all costs and expenses of Agent and any Lender incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing, including reasonable attorneys’ fees and expenses.

3.10	Subsection (g) of the defined term “Permitted Dispositions” set forth in Section 1.2 of the Loan Agreement is hereby deleted and replaced with the following:

(g)     reserved; and

3.11	Subsection (f) of the defined term “Permitted Investments” set forth in Section 1.2 of the Loan Agreement is hereby deleted and replaced with the following:

(f)     investments in or advances of cash and cash equivalents to Subsidiaries of Mexican Holdings, provided that no such investment or advance shall be made or increased after the effective date of Amendment No. 1;

3.12	The defined term “Satisfaction Event” set forth in Section 1.2 of the Loan Agreement is hereby deleted and replaced with the following:

“Satisfaction Event” shall mean the date upon which all of the Obligations of each Borrower have been indefeasibly paid and performed in full and this Agreement has been terminated.

3.13	Section 2.1(b) of the Loan Agreement is hereby deleted and replaced with the following:

(b)     Discretionary Rights. The Advance Rates may be increased or decreased by Agent at any time and from time to time in the exercise of its Permitted Discretion. Each Borrower consents to any such increases or decreases and acknowledges that decreasing the Advance Rates or increasing or imposing reserves may limit or restrict Advances requested by Borrowing Agent. The rights of Agent under this subsection are subject to the provisions of Section 16.2(b).

3.14	Section 2.2(c) is hereby deleted and replaced with the following:

(c)     Reserved.

3.15	Section 2.2(d) is hereby deleted and replaced with the following:

(d)     Reserved.

3.16	Sections 2.2(g), 3.7, and 3.9(a) of the Loan Agreement are each hereby amended to add the following after the last sentence thereof:

A change in Applicable Law shall be deemed to occur when, after the Closing Date, any of the following occurs: (i) the adoption or taking effect of any Applicable Law; (ii) any change in any Applicable Law or in the administration, implementation, interpretation or application thereof by any Governmental Body; or (iii) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Body; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of Applicable Law) and (y) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of law), in each case pursuant to Basel III, shall in each case be deemed to be a change in Applicable Law regardless of the date enacted, adopted, issued, promulgated or implemented.

3.17	Section 2.24 of the Loan Agreement is hereby deleted and replaced with the following:

2.24     Reserved.

3.18	Section 3.8 of the Loan Agreement is hereby amended to add the following subsections (c) and (d) immediately following subsection (b):

(c) the making, maintenance or funding of any Eurodollar Rate Loan has been made impracticable or unlawful by compliance by Agent or such Lender in good faith with any Applicable Law or any interpretation or application thereof by any Governmental Body or with any request or directive of any such Governmental Body (whether or not having the force of law), or

(d) the Eurodollar Rate will not adequately and fairly reflect the cost to such Lender of the establishment or maintenance of any Eurodollar Rate Loan,

3.19	Sections 3.10, 3.11 and 3.12 of the Loan Agreement are hereby deleted and replaced with the following:

3.10     Taxes.

(a)     Any and all payments by or on account of any Obligations hereunder or under any Other Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes; provided that if a Borrower shall be required by Applicable Law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Agent, Lender, Issuer or Participant, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii)  such Borrower shall make such deduction, and (iii) such Borrower shall timely pay the full amount deducted to the relevant Governmental Body in accordance with Applicable Law.

(b)     Without limiting the provisions of Section 3.10(a) above, each Borrower shall timely pay any Other Taxes to the relevant Governmental Body in accordance with Applicable Law.

(c)     Borrowers shall indemnify Agent, each Lender, Issuer and any Participant, within thirty (30) days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by Agent, such Lender, Issuer, or such Participant, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Body. A certificate as to the amount of such payment or liability delivered to Borrowers by any Lender, Participant, or the Issuer (with a copy to Agent), or by Agent on its own behalf or on behalf of a Lender or the Issuer, shall be conclusive absent manifest error.

(d)     As soon as practicable after any payment of Indemnified Taxes or Other Taxes by Borrowers to a Governmental Body, Borrowers shall deliver to Agent the original or a certified copy of a receipt issued by such Governmental Body evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Agent.

(e)     Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which a Borrower is resident for tax purposes, or under any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any Other Document shall deliver to Borrowers (with a copy to Agent), at the time or times prescribed by Applicable Law or reasonably requested by Borrowers or Agent, such properly completed and executed documentation prescribed by Applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. Notwithstanding the submission of such documentation claiming a reduced rate of or exemption from U.S. withholding tax, Agent shall be entitled to withhold United States federal income taxes at the full statutory withholding rate if in its reasonable judgment it is required to do so under the due diligence requirements imposed upon a withholding agent under § 1.1441-7(b) of the United States Income Tax Regulations or other Applicable Law. Further, Agent is indemnified under §1.1461-1(e) of the United States Income Tax Regulations against any claims and demands of any Lender, Issuer or assignee or participant of a Lender or Issuer for the amount of any tax it deducts and withholds in accordance with regulations under §1441 of the Code. In addition, any Lender, if requested by Borrowers or Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by Borrowers or Agent as will enable Borrowers or Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Without limiting the generality of the foregoing, in the event that a Borrower is resident for tax purposes in the United States of America, any Foreign Lender (or other Lender) shall deliver to Borrowers and Agent (in such number of copies specified below or as shall be requested by the recipient) on or prior to the date on which such Foreign Lender (or other Lender) becomes a Lender under this Agreement (and from time to time thereafter upon the request of Borrowers or Agent, but only if such Foreign Lender (or other Lender) is legally entitled to do so), whichever of the following is applicable:

(i)       two (2) duly completed valid originals of IRS Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,

(ii)      two (2) duly completed valid originals of IRS Form W-8ECI,

(iii)     in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of a Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) two duly completed valid originals of IRS Form W-8BEN,

(iv)     any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by Applicable Law to permit Borrowers to determine the withholding or deduction required to be made, or

(v)      to the extent that any Lender is not a Foreign Lender, such Lender shall submit to Agent two (2) originals of an IRS Form W-9 or any other form prescribed by Applicable Law demonstrating that such Lender is not a Foreign Lender.

(f)     If a payment made to a Lender, Participant, Issuer, or Agent under this Agreement or any Other Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Person fails to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender, Participant, Issuer, or Agent shall deliver to the Agent (in the case of a Lender, Participant or Issuer) and Borrowers (A) a certification signed by the chief financial officer, principal accounting officer, treasurer or controller of such Person, and (B) other documentation reasonably requested by the Agent or Borrowers sufficient for Agent and Borrowers to comply with their obligations under FATCA and to determine that such Lender, Participant, Issuer, or Agent has complied with such applicable reporting requirements.

3.20	Section 4.10 of the Loan Agreement is hereby deleted and replaced with the following:

4.10     Inspection of Premises. At all reasonable times, Agent and each Lender shall have full access to and the right to audit, appraise, check, inspect and make abstracts and copies from each Borrower’s books, records, audits, correspondence and all other papers relating to the Collateral and the operation of each Borrower’s business. Agent, any Lender and their agents may enter upon any premises of any Borrower at any time during business hours and at any other reasonable time, and from time to time, for the purpose of auditing, examining, inspecting or appraising the Collateral and any and all records pertaining thereto and the operation of such Borrower’s business. The cost of all such audits, exams, inspections, and appraisals shall be at the sole expense of Borrowers and Borrowers shall promptly reimburse Agent for any cost expended by Agent in connection therewith. Agent may also charge the foregoing costs to Borrowers’ Account as a Revolving Advance maintained as a Domestic Rate Loan.

3.21	Section 5.22 of the Loan Agreement is hereby deleted and replaced with the following:

5.22     Reserved.

3.22	Section 5.23 of the Loan Agreement is hereby deleted and replaced with the following:

5.23     Reserved.

3.23	Article 6 of the Loan Agreement is hereby amended to add the following Section 6.9:

6.9     Consultant. Continue to employ a third-party consultant reasonably acceptable to Agent (the "Consultant") on terms and conditions reasonably satisfactory to Agent.  Each of the Borrowers shall at all times cause the Consultant to perform the scope of work set forth in the engagement agreement between Holdings and Huron Consulting Services LLC dated February 8, 2015 and to otherwise cooperate with Agent by responding to Agent’s reasonable requests for information relating to Borrowers, and providing Agent with the Consultant's analysis regarding Borrowers.  Each Borrower hereby consents to Agent contacting the Consultant directly with respect to the foregoing, and hereby agrees that such communications shall not be restricted; provided, that Agent shall not have the right to direct the actions of the Consultant or to otherwise exercise any control over the Consultant.  All fees and expenses of the Consultant shall be solely the responsibility of Borrowers, and in no event shall Agent have any liability or responsibility for the payment of the Consultant's fees or expenses or other liability to Borrowers, the Consultant or any other Person on account of or in connection with any services rendered by or any acts or omissions of the Consultant.

3.24	Article 6 of the Loan Agreement is hereby amended to add the following Section 6.10:

6.10     Collateral Access Agreements. Commencing thirty (30) days after the effective date of Amendment No. 1 and continuing thereafter, Borrowers shall obtain Collateral Access Agreements: (a) with respect to each leased property at which Inventory with a value in excess of $50,000 is or will be located; and (b) with respect to each processor which has or will have possession of Inventory with a value in excess of $50,000.

3.25	Section 7.7 of the Loan Agreement is hereby deleted and replaced with the following

7.7     Dividends. Declare, pay or make any dividend or distribution on any shares of the Equity Interests of Holdings (other than dividends or distributions payable in its stock, or split-ups or reclassifications of its stock) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any Equity Interests, or of any options to purchase or acquire any such Equity Interests of Holdings.

3.26	Clause (d) of Section 7.10 of the Loan Agreement is hereby deleted and replaced with the following:

(d) transfers of cash or cash equivalents not in excess of $1,500,000 in the aggregate during any fiscal year to Sypris Europe ApS; provided that, notwithstanding anything to the contrary herein, no such transfers shall be made after the effective date of Amendment No. 1,

3.27	Clause (e) of Section 7.10 of the Loan Agreement is hereby deleted and replaced with the following:

(e) the Mexican Loan; provided that, notwithstanding anything to the contrary herein, the payment of any principal, interest or taxes with respect thereto shall not be permitted after the effective date of Amendment No. 1.

3.28	Section 7.18 of the Loan Agreement is hereby deleted and replaced with the following:

7.18     Reserved.

3.29	Section 7.20 of the Loan Agreement is hereby deleted and replaced with the following:

7.20     Reserved.

3.30	Article 10 of the Loan Agreement is hereby amended to add the following Section 10.19:

10.19     Anti-Money   Laundering/International   Trade   Law   Compliance. Any representation or warranty contained in Section 16.18 is or becomes false or misleading at any time or any covenant therein is violated.

3.31	Article 16 of the Loan Agreement is hereby amended to add the following Section 16.18:

Section 16.18      Anti-Terrorism Laws.

(a)     Each Borrower represents and warrants that (i) no Covered Entity is a Sanctioned Person, and (ii) no Covered Entity, either in its own right or through any third party, (A) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (B) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (C) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.

(b)     Each Borrower covenants and agrees that (i) no Covered Entity will become a Sanctioned Person, (ii) no Covered Entity, either in its own right or through any third party, will (A) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (B) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (C) engage in any dealings or transactions prohibited by any Anti-Terrorism Law; or (D) use the Advances to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law, (iii) the funds used to repay the Obligations will not be derived from any unlawful activity, (iv) each Covered Entity shall comply with all Anti-Terrorism Laws, and (v) Borrowers shall promptly notify the Agent in writing upon the occurrence of a Reportable Compliance Event.

3.32

The maximum principal amount set forth in the third paragraph of the Revolving Credit Note is hereby amended from FIFTY MILLION DOLLARS ($50,000,000) to TWENTY FIVE MILLION DOLLARS ($25,000,000). The reference to the $50,000,000 principal amount of the Revolving Credit Note on the top of the first page thereof is hereby amended from $50,000,000 to $25,000,000.

4.	Representations, Warranties and Covenants. To induce Agent and Lender to enter into this Amendment, each Borrower represents, warrants, and covenants, as applicable, as follows:

4.1

No Claims. Each Borrower represents and warrants that it has no claims, counterclaims, setoffs, actions or causes of actions, damages or liabilities of any kind or nature whatsoever whether at law or in equity, in contract or in tort, existing as of the date of this Amendment (collectively, “Claims”) against Agent or Lender, their direct or indirect parent corporations or any direct or indirect Affiliates of such parent corporations, or any of the foregoing's respective directors, officers, employees, agents, attorneys and legal representatives, or the heirs, administrators, successors or assigns of any of them (collectively, “Lender Parties”) that directly or indirectly arise out of, are based upon or are in any manner connected with any Prior Related Event. As an inducement to Agent and Lender to enter into this Amendment, each Borrower on behalf of itself, and all of its respective successors and assigns hereby knowingly and voluntarily releases and discharges all Lender Parties from any and all Claims, whether known or unknown in existence as of the date hereof, that directly or indirectly arise out of, are based upon or are in any manner connected with any Prior Related Event. As used herein, the term “Prior Related Event” means any transaction, event, circumstance, action, failure to act, occurrence of any sort or type, whether known or unknown, which occurred, existed, was taken, permitted or begun at any time prior to the Effective Date or occurred, existed, was taken, was permitted or begun in accordance with, pursuant to or by virtue of any of the terms of the Loan Documents or any documents executed in connection with the Loan Documents or which was related to or connected in any manner, directly or indirectly to the relationship between the Borrowers and Agent or Lender or to the extension of credit represented by the Loan Documents.

4.2

Authorization. Each Person executing this Amendment on behalf of a Borrower is a duly elected and acting manager or officer of such Borrower and is duly authorized by the board of directors, members or managers, as applicable, of such Borrower to execute and deliver this Amendment on behalf of such Borrower. The entry into and performance of this Amendment and the related documents have been duly authorized by each Borrower. Each Borrower has the full right, power and authority to enter into this Amendment and perform its respective obligations hereunder.

4.3

No Misrepresentations. No information or material submitted to Agent in connection with this Amendment contains any material misstatement or misrepresentation nor omits to state any material fact or circumstance.

4.4

No Conflicts. The execution and delivery of this Amendment and all deliveries required hereunder, and the performance by each Borrower of its obligations hereunder do not and will not conflict with any provision of law or the organizational documents of Borrowers or of any agreement binding upon Borrowers.

4.5	Enforceability. This Amendment and each of the related documents is a legal and valid and binding obligation of Borrowers, enforceable against Borrowers in accordance with its terms.

4.6

Ratification. Except as expressly modified herein, the Loan Documents, as amended, are and remain in full force and effect. The Loan Documents are hereby ratified and confirmed as the continuing obligation of the Borrowers. The Borrowers hereby reaffirm and grant to the Agent a security interest in and lien upon all of the Collateral.

4.7

Holdings Resolutions. Within ten (10) days after the Effective Date, Borrower will have delivered to Agent, in form and substance acceptable to Agent, a certificate of Holdings, dated as of the Effective Date and executed by its Secretary which shall (i) certify the resolutions of its Board of Directors, members or other body authorizing the execution, delivery and performance of this Amendment, (ii) identify by name and title and bear the signatures of the officer of Holdings authorized to sign this Amendment, and (iii) contain appropriate attachments, including the certificate or articles of incorporation or organization of Holdings.

5.	Conditions Precedent. The closing of this Amendment is subject to the following conditions precedent:

5.1

Fees and Expenses. Borrowers will pay to Agent all reasonable attorneys’ fees and expenses of Agent incurred in connection with this Amendment. Such fees and expenses may be charged to Borrowers by Agent as a Revolving Advance.

5.2

Additional Stock Pledges. Technologies will have executed and delivered to Agent a Stock Pledge Agreement in form and substance satisfactory to Agent with respect to: (a) 100% of the Equity Interests in each of the New Subsidiaries, and (b) 100% of the Equity Interests in Sypris Technologies (UK) Ltd., together with original stock powers and share certificates.

5.3

Resolutions. Agent shall have received the following in form and substance acceptable to Agent: (a) a certificate of each Borrower (other than Holdings), dated the Effective Date and executed by its Secretary which shall (i) certify the resolutions of its Board of Directors, members or other body authorizing the execution, delivery and performance of this Amendment, (ii) identify by name and title and bear the signatures of the officer of such Borrower authorized to sign this Amendment, and (iii) contain appropriate attachments, including the certificate or articles of incorporation or organization of each Borrower, (b) a certificate of Sypris Technologies (UK) Ltd., dated the Effective Date and executed by its Secretary which shall certify to its organizational documents, and (c) a good standing certificate for each Borrower from its jurisdiction of organization or the substantive equivalent available in the jurisdiction of organization for each Borrower from the appropriate governmental officer in such jurisdiction.

5.4	UCC Matters. Agent shall have obtained results of such Lien searches with respect to New Subsidiaries as Agent shall deem necessary, with results in form and substance satisfactory to Agent.

5.5

Insurance. Agent shall have received insurance certificates with respect each of the New Subsidiaries which evidence the coverage required by the Loan Documents and are otherwise in form and substance satisfactory to Agent.

5.6

Patent Security Agreement. Technologies and Electronics will have executed and delivered to Agent a Patent Security Agreement in form and substance satisfactory to Agent with respect to certain U.S. patents and patent applications of Borrowers.

5.7

Trademark Security Agreement. Technologies and Electronics will have executed and delivered to Agent a Trademark Security Agreement in form and substance satisfactory to Agent with respect to a certain U.S. trademark of Borrowers.

5.8

Other. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with this Amendment and the related documentation shall be satisfactory in form and substance to Agent and its counsel.

5.9	The representations and warranties of Borrowers in Section 4 herein will be true.

6.	General.

6.1

This Amendment constitutes an “Other Document” as defined in the Loan Agreement. The Loan Documents are hereby modified to include this Amendment within the definition of the term “Other Documents” or “Loan Documents” as used therein.

6.2	All representations and warranties made by Borrowers herein will survive the execution and delivery of this Amendment.

6.3	This Amendment will be binding upon and inure to the benefit of Borrowers, Agent, and Lender and their respective successors and assigns.

6.4	This Amendment will in all respects be governed and construed in accordance with the laws of the State of Ohio.

6.5

This Amendment and the documents and instruments to be executed hereunder constitute the entire agreement among the parties with respect to the subject matter hereof and shall not be amended, modified or terminated except by a writing signed by the party to be charged therewith.

6.6

Each Borrower agrees to execute such other instruments and documents and provide Agent with such further assurances as Agent may reasonably request to more fully carry out the intent of this Amendment.

6.7

This Amendment may be executed in a number of identical counterparts. If so, each such counterpart shall collectively constitute one agreement. Any signature delivered by a party by facsimile transmission or other electronic means shall be deemed to be an original signature hereto.

6.8	No provision of this Amendment is intended or shall be construed to be for the benefit of any third party.

6.9	THE PARTIES EACH HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AMENDMENT.

6.10

EACH BORROWER WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT SUCH BORROWER MAY HAVE TO CLAIM OR RECOVER FROM THE AGENT OR ANY LENDER IN ANY LEGAL ACTION OR PROCEEDING ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

6.11

EACH BORROWER ACKNOWLEDGES THAT (A) A TRIGGERING EVENT OCCURRED AS OF JANUARY 10, 2015, (B) TESTING OF THE FIXED CHARGE COVERAGE RATIO HAS COMMENCED, (C) A CASH DOMINION PERIOD IS CONTINUING, AND (D) AGENT MAY AT ANY TIME AND FROM TIME TO TIME EXERCISE ANY OR ALL OF ITS RIGHTS AND REMEDIES ARISING UPON THE OCCURRENCE OF A TRIGGERING EVENT OR DURING A CASH DOMINION PERIOD, INCLUDING THE EXERCISE OF EXCLUSIVE CONTROL WITH RESPECT TO COLLECTION ACCOUNTS AND THE DAILY APPLICATION OF COLLATERAL COLLECTIONS TO THE OBLIGATIONS.

6.12

NOTHING CONTAINED HEREIN SHALL BE DEEMED TO BE A WAIVER OF ANY OF THE RIGHTS AND REMEDIES AVAILABLE TO AGENT OR LENDERS UNDER APPLICABLE LAW OR ANY OF THE LOAN DOCUMENTS, AND AGENT RESERVES ALL RIGHTS AND REMEDIES UNDER THE LOAN DOCUMENTS AND APPLICABLE LAW AGAINST BORROWERS, INCLUDING, WITHOUT LIMITATION, ANY AND ALL RIGHTS AND REMEDIES WITH RESPECT TO ANY PENDING DEFAULT OR EVENT OF DEFAULT, WHETHER KNOWN OR UNKNOWN. NO FAILURE TO EXERCISE, NO DELAY IN EXERCISING, NO MAKING OF ANY ADVANCE TO BORROWERS BY AGENT OR LENDERS, AND NO ACCEPTANCE OF ANY PAYMENT OR NEGOTIATION BY AGENT OR LENDERS, NOW OR IN THE FUTURE, SHALL OPERATE AS A WAIVER OF ANY POWER, REMEDY, OR RIGHT OF THEM UNDER THIS AGREEMENT, THE LOAN DOCUMENTS OR APPLICABLE LAW, NOR SHALL ANY SINGLE OR PARTIAL EXERCISE OF ANY POWER, REMEDY, OR RIGHT PRECLUDE ANY OTHER OR FURTHER EXERCISE OF ANY SUCH POWER, REMEDY OR RIGHT. NO WAIVER OF ANY DEFAULT OR EVENT OF DEFAULT, NOR ANY AMENDMENT, MODIFICATION, WAIVER, DISCHARGE OR TERMINATION OF ANY PROVISION OF ANY OF THE LOAN DOCUMENTS, NOR CONSENT TO ANY DEPARTURE BY ANY BORROWER THEREFROM, WILL BE ESTABLISHED BY CONDUCT, CUSTOM OR COURSE OF DEALING. NO COURSE OF DEALING IS ESTABLISHED HEREBY. NO AMENDMENT, MODIFICATION, WAIVER, DISCHARGE, TERMINATION OR CONSENT WITH RESPECT TO THE LOAN DOCUMENTS WILL IN ANY EVENT BE EFFECTIVE UNLESS THE SAME IS IN WRITING, SIGNED BY AGENT AND LENDERS AND SPECIFICALLY REFERS TO THE APPLICABLE LOAN DOCUMENT, AND THEN SUCH AMENDMENT, MODIFICATION, WAIVER, DISCHARGE, TERMINATION OR CONSENT WILL BE EFFECTIVE ONLY IN THE SPECIFIC INSTANCE AND FOR THE SPECIFIC PURPOSE FOR WHICH GIVEN. THIS AMENDMENT IS NOT REQUIRED TO MAINTAIN THE VALIDITY OR ENFORCEABILITY OF THE LOAN DOCUMENTS. TIME IS OF THE ESSENCE WITH RESPECT TO THE PERFORMANCE BY BORROWERS OF THE TERMS AND PROVISIONS OF THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS.

Signature Page Follows

Signature Page to Joinder and Amendment No. 1 to Loan Documents

Executed as of the Effective Date

SYPRIS SOLUTIONS, INC.,
as Borrower

By:
Jeffrey T. Gill
President and Chief Executive Officer

SYPRIS TECHNOLOGIES, INC.,
SYPRIS ELECTRONICS, LLC,
SYPRIS DATA SYSTEMS, INC.,
SYPRIS TECHNOLOGIES MARION, LLC,
SYPRIS TECHNOLOGIES KENTON, INC.,
SYPRIS TECHNOLOGIES MEXICAN HOLDINGS, LLC,
SYPRIS TECHNOLOGIES NORTHERN, INC.
SYPRIS TECHNOLOGIES SOUTHERN, INC. SYPRIS TECHNOLOGIES INTERNATIONAL, INC.,
as Borrowers

By:/s/ Jeffrey T. Gill
Jeffrey T. Gill
Chairman

PNC BANK, NATIONAL ASSOCIATION,
as Lender and Agent

By: /s/ Jay Danforth
Jay Danforth
Vice President